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EXHIBIT 99.1


                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE         CONTACT:    DANIEL M. HEALY
                                          EXECUTIVE VICE PRESIDENT
                                          CHIEF FINANCIAL OFFICER
                                          (631) 844-1258




         NORTH FORK TO PRESENT AT UPCOMING FINANCIAL SERVICES CONFERENCE

      MELVILLE, N.Y. - SEPTEMBER 12, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Lehman Brothers 2005 Financial Services Conference on Wednesday, SEPTEMBER 14 at 9:30 A.M. (EST).

      Lehman Brothers has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and click on LEHMAN BROTHERS CONFERENCE - SEPTEMBER 14, 2005. A printable version of the presentation slideshow will also be available on the North Fork website.